UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On December 21, 2010, each of Quicksilver Resources Inc. (the “Company”) and Quicksilver Resources Canada Inc. (the “Canadian Company”) entered into a combined amendment to its respective amended and restated revolving credit agreement, each dated February 9, 2007, among the Company, the Canadian Company, the U.S. lenders party thereto, the Canadian lenders party thereto, JPMorgan Chase Bank, N.A. as Global Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch as Canadian Administrative Agent (the “Combined Amendment”).  The Combined Amendment, among other things, extends the maturity date of each of the Company’s and the Canadian Company’s amended and restated revolving credit agreement to February 9, 2013.

The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Combined Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Certain of the parties to the Combined Amendment and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for the Company and the Company’s affiliates in the ordinary course of business for fees and expenses.

On December 21, 2010, the Company issued a press release announcing the extension of the maturity date on its revolving credit facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein be reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Tenth Amendment to Combined Credit Agreements, dated as of December 21, 2010, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

99.1	Press release dated December 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: December 22, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Tenth Amendment to Combined Credit Agreements, dated as of December 21, 2010, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

99.1	Press release dated December 21, 2010.